Exhibit 10.2
GUESS?, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective March 26, 2022)
1.Purpose. The Corporation maintains the Guess?, Inc. 2002 Employee Stock Purchase Plan, as amended and restated. The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Corporation through accumulated payroll deductions. This version of the Plan is effective for Offering Periods (as defined below) under the Plan commencing on and after March 26, 2022. For Offering Periods under the Plan ending on or before that date, refer to the version of the Plan as in effect for the applicable Offering Period.
2.Definitions.
(a)“Board” shall mean the Board of Directors of the Corporation.
(b)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)“Commission” shall mean the Securities and Exchange Commission.
(d)“Committee” shall mean the Compensation Committee of the Board, which shall administer the Plan pursuant to Section 14.
(e)“Common Stock” shall mean the Common Stock of the Corporation.
(f)“Company” shall mean the Corporation and any of its Designated Subsidiaries.
(g)“Compensation” shall have the same meaning as given under the Guess?, Inc. 401(k) Plan and Trust (or any successor plan) or such other definition as may be determined by the Committee, provided, however, that amounts deferred by eligible employees pursuant to the terms of the Guess?, Inc. Nonqualified Deferred Compensation Plan shall also be included as “Compensation” for all purposes hereunder.
(h)“Corporation” shall mean Guess?, Inc., a Delaware corporation.
(i)“Designated Subsidiary” shall mean any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. Any such designation by the Committee shall not require stockholder approval.
(j)“Employee” shall mean any individual who is an employee of the Company for tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period. Prior to the start of an Offering Period, the Committee may, without stockholder approval, change the eligibility requirements set forth above in this definition as applicable to such Offering Period.
(k)“Enrollment Date” shall mean the first day of each Offering Period.
(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(m)“Exercise Date” shall mean the last day of each Offering Period.
(n)“Fair Market Value” shall mean, on any given date,
(i)    if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is so listed or admitted to trade, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock on such exchange on the next preceding date on which there was trading in the shares of Common Stock; or
(ii)    in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.
(o)“Offering Period” shall mean a period of approximately three (3) months, commencing on the last Monday of the second fiscal month of each fiscal quarter of the Company and terminating on the penultimate Friday of the second fiscal month of the immediately following fiscal quarter of the Company. The timing and duration of Offering Periods may be changed pursuant to Section 4 of this Plan.
(p)“Plan” shall mean this 2002 Employee Stock Purchase Plan, as amended from time to time.
(q)“Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Committee may provide prior to the start of any Offering Period that the Purchase Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (i) the Fair Market Value of a share of Common Stock on the Enrollment Date of that Offering Period, or (ii) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (iii) the lesser of the Fair Market Value of a share of Common Stock on the Enrollment Date of that Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period; and provided, further, that in no event shall the Purchase Price per share be less than the par value of a share of Common Stock.

(r)“Rule 16b-3” means Rule 16b-3 as promulgated by the Commission under Section 16 of the Exchange Act, as amended from time to time.
(s)“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.
3.Eligibility.
(a)Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan for the corresponding Offering Period.
(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options (granted under this Plan or otherwise) to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent corporation (if any) or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its parent corporation (if any) and its Subsidiaries qualified under Section 423 of the Code accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the foregoing clause (ii), a right to purchase stock accrues when it first become exercisable during the calendar year.
4.Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the last Monday of the second fiscal month of each fiscal quarter of the Company and terminating on the penultimate Friday of the second fiscal month of the immediately following fiscal quarter of the Company. Offering Periods shall continue until this Plan is terminated in accordance with Section 19 or Section 20 hereof (or, if earlier, until no shares of Common Stock remain available for options pursuant to Section 13(a)). The Committee shall have the power, with respect to any future Offering Period and without stockholder approval if such change is announced at least five (5) days prior to the beginning of such Offering Period, (a) to change the timing and duration of such Offering Period, including the Enrollment Date and Exercise Date thereof (provided, however, that no Offering Period shall be shorter than one (1) month or longer than twenty-seven (27) months) and/or (b) to provide that such Offering Period will consist of multiple “purchase periods,” with an Exercise Date to occur at the end of each such purchase period.
5.Participation.
(a)An eligible Employee may become a participant in the Plan by (i) enrolling online in the manner and through the website designated by the Company or (ii) completing and submitting a subscription agreement in such form as the Company may prescribe from time to time, in each case authorizing payroll deductions under the Plan. Such online

(a) enrollment or filing of a subscription agreement with the Company must occur at least five (5) business days prior to the applicable Enrollment Date (or such other date prior to the applicable Enrollment Date as the Committee may designate).
(b)Payroll deductions for a participant shall commence on the first payroll date on or following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
(c)For purposes of this Plan, if a Designated Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan and will no longer be an Employee unless the person continues as an Employee in respect of another Company entity.
6.Payroll Deductions.
(a)At the time a participant enrolls online or files a subscription agreement, he or she shall elect to have payroll deductions made on each payroll date during the Offering Period in an amount not less than one percent (1%) and not in excess of fifteen percent (15%) of the participant’s Compensation during the Offering Period, such election to be stated (unless the Committee otherwise provides) as a whole percentage of the participant’s Compensation.
(b)Subject to Section 6(a), all payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.
(c)A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. A participant’s online enrollment or subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof or by re-enrolling online or filing a new subscription agreement with the Company at least five (5) business days prior to the Enrollment Date of the immediately following Offering Period (or such other date prior to such Enrollment Date as the Committee may designate). Except as contemplated by Section 6(d), Section 10 and Section 11, changes in a participant’s payroll deduction levels may not take effect during an Offering Period, and other modifications and suspensions of a participant’s subscription agreement are not permitted.
(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 7 hereof or Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be automatically decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
(e)At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. Notwithstanding anything herein to the contrary, with respect to any withholding obligation that may arise upon the exercise of an option, the Company may, but shall not be obligated to, deduct from a participant’s account balance as of an Exercise Date, before the exercise of the participant’s option is given effect, the amount which the Company reasonably determines to be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to the option (subject to the other limits set forth in the Plan) shall be purchased at the Purchase Price with the balance of the participant’s account (after reduction for the tax withholding amount).
7.Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that, in no event, shall an Employee be permitted to purchase during any particular Offering Period more than 200,000 shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period. Notwithstanding the foregoing, the Committee may without stockholder approval, amend the limit set forth above in this Section 7 on the number of shares that an Employee may purchase in any Offering Period, effective no earlier than the first Offering Period commencing after the adoption of such amendment.
8.Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
9.Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Corporation shall, in its discretion, either: (a) arrange the delivery to the participant or to a record keeping service of a certificate, as appropriate, or (b) issue shares in book entry form to the participant or his or her designated broker, registered in the name of such participant or broker, or (c) provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the participant, in each case, representing the shares purchased upon exercise of his or her option.
10.Withdrawal.
(a)A participant may withdraw all but not less than all the payroll deductions credited to his or her account during an Offering Period and not yet used to exercise his or her option under the Plan at any time by (i) withdrawing online in the manner and through the website designated by the Company or (ii) giving written notice to the Company in such form as the Company may prescribe from time to time. A withdrawal election pursuant to this Section 10(a) with respect to an Offering Period shall be effective only if it is completed online or received by the Company, in each case no later than two (2) business days prior to the Exercise Date of that Offering Period. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. A participant may also withdraw from participation in a succeeding Offering Period by (i) withdrawing online in the manner and through the website designated by the Company or (ii) giving written notice to the Company in such form as the Company may prescribe from time to time, provided that the notice of withdrawal is completed online or received by the Company, in each case no later than one (1) business day prior to the Enrollment Date of the succeeding Offering Period (or such other date as the Committee may designate).
(b)A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws. A participant’s termination from Plan participation shall be deemed to be a revocation of that participant’s online enrollment or subscription agreement and such participant must re-enroll online or file a new subscription agreement to resume Plan participation in any succeeding Offering Period.
11.Termination of Employment.
(a)Except as provided in Section 11(b) below, if a participant ceases to be an Employee for any reason (including, without limitation, due to the participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause) at any time prior to the last day of an Offering Period in which he or she participates, such participant’s account shall be paid to him or her (or, in the event of the participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such participant’s option and participation in the Plan shall automatically terminate as of the time that the participant ceased to be an Employee.
(b)If a participant (i) ceases to be an Employee during an Offering Period but remains an employee of the Company through the Exercise Date (for example, and without limitation, if the participant’s employer ceases to maintain the Plan as a Designated Subsidiary but otherwise continues as a Subsidiary, or if the participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Employee), or (ii) during an

Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the participant is an employee of the Company or on such leave as of the applicable Exercise Date, such participant’s payroll deductions shall cease, and the accumulated payroll deductions previously credited to the participant’s account for that Offering Period shall be used to exercise the participant’s option as of the applicable Exercise Date in accordance with Section 8 (unless the participant makes a timely withdrawal election in accordance with Section 10, in which case such participant’s account shall be paid to him or her in cash in accordance with Section 10).

12.Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
13.Stock.
(a)The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be four million (4,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. Shares that are subject to or underlie options, which (i) for any reason are cancelled or terminated, are forfeited, or (ii) for any other reason are not paid or delivered under the Plan shall again, except to the extent prohibited by law, be available for subsequent options under the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
(b)The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
(c)Shares to be delivered to a participant under the Plan shall be registered in the name of the participant (or the participant and his or her spouse) or his or her designated broker.
14.Administration.
(a)The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board.
(b)The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Company, participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Company. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.
(c)Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan. Any action taken by, or inaction of, the Company, any Designated Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. In making any determination or in taking or not taking any action under this Plan, the Board or Committee, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Company. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
15.Designation of Beneficiary.
(a)If the Committee so permits, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the participant at any time by written notice. The Committee may rely on the last designation of a beneficiary filed by a participant in accordance with this Plan. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in it discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16.Transfer Restrictions.
(a)Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
(b)Unless the Board or the Committee determines otherwise prior to the start of any Offering Period, the shares of Common Stock purchased by a participant on each Exercise Date must be held and not sold by the participant for a minimum period of six (6) months following the applicable Exercise Date. Accordingly, the participant shall not sell, make any short sale of, loan, hypothecate, assign, transfer, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares purchased by the participant under the Plan until those shares have been held for at least a six (6) month period measured from the applicable Exercise Date. (By way of example, shares purchased on an Exercise Date of June 26 may not be sold or otherwise transferred by the participant until at least December 26 of the same year.) This transfer restriction shall hereafter be referred to as the “Holding Period Requirement.” Notwithstanding the foregoing, the Board or Committee may at any time elect to reduce or waive the Holding Period Requirement, provided that any such reduction or waiver with respect to a particular Offering Period shall apply equally to all participants in that Offering Period.
(c)A participant shall have, with respect to purchased shares that are subject to the Holding Period Requirement, all of the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any cash or other dividends with respect to the shares. Any new, substituted or additional securities which are, by reason of any stock split, stock dividend, recapitalization, combination or reclassification of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, distributed with respect to any purchased shares shall be subject to the same Holding Period Requirement, if any, applicable to those shares.
(d)In order to enforce the Holding Period Requirement, the Corporation may impose stop-transfer instructions or take such other actions it deems necessary or advisable with respect to the purchased shares until the end of the applicable six (6) month period.
(e)Upon a participant’s ceasing to be an Employee for any reason, any shares held by such participant that are then subject to a Holding Period Requirement shall no longer be subject to the Holding Period Requirement.

17.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
18.Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees as soon as administratively practicable following each Exercise Date, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
19.Adjustments; Corporate Transactions.
(a)Adjustments of and Changes in the Stock. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall equitably and proportionately adjust (i) the number and type of shares or the number and type of other securities that thereafter may be made the subject of options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares (or other securities or property) subject to any or all outstanding options, (iii) the Purchase Price of any or all outstanding options, and/or (iv) the securities, cash or other property deliverable upon exercise of any outstanding options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding options. Upon the occurrence of any event described in the preceding sentence, or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding options for cash, securities or property to be delivered to the holders of any or all outstanding options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. The Committee may adopt such valuation methodologies for outstanding options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Purchase Price of the option. In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.
(b)Possible Early Termination of Plan and Options. Upon a dissolution or liquidation of the Corporation, or any other event described in Section 19(a) that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, this Plan and, if prior to the last day of an Offering Period, any outstanding option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and options. In the event a participant’s option is terminated pursuant to this Section 19(b) without a provision having been made by the Board for a substitution, exchange or other settlement of the option, such participant’s account shall be paid to him or her in cash without interest.
20.Amendment or Termination.
(a)The Board may at any time and for any reason terminate, suspend or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required. No options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to options then outstanding in accordance with the terms of this Plan.
(b)Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change future Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment period and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
21.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.Term of Plan.
(a)The Plan shall become effective upon its adoption by the Board. No new Offering Periods shall commence on or after March 26, 2032, and the Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated under Section 19 or 20 hereof.
(b)Notwithstanding anything else contained herein to the contrary, the effectiveness of this amendment and restatement of the Plan is subject to the approval of this amendment and restatement of the Plan by the stockholders of the Company within twelve (12) months after March 26, 2022.
24.Employees’ Rights.
(a)Nothing in this Plan (or in any other documents related to this Plan) will confer upon any Employee or participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits or to terminate his or her employment or other service with or without cause. Nothing contained in this Section 24(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a subscription agreement.
(b)No participant or other person will have any right, title or interest in any fund or in any specific asset (including shares) of the Company by reason of any option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant or other person. To the extent that a participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation. No special or separate reserve, fund or deposit will be made to assure any such payment.
(c)A participant will not be entitled to any privilege of stock ownership as to any shares not actually delivered to the participant pursuant to Section 9. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
25.Plan Construction.
(a)Section 16. It is the intent of the Corporation that transactions involving options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of options or other events with respect to this Plan.

(b)Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 14(b), this Plan and options are intended to qualify under Section 423 of the Code. Accordingly, all participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in compensation among participants and subject to the payroll deduction and share limits of this Plan.
(c)Interpretation. If any provision of this Plan or of any option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.
26.Miscellaneous.
(a)This Plan, the options, and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
(b)Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.
(c)The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.
(d)Benefits received by a participant under an option granted pursuant to this Plan shall not be deemed a part of the participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company, except where the Committee or the Board expressly otherwise provides or authorizes in writing.
27.Notice of Sale. Any person who has acquired shares under this Plan shall give prompt written notice to the Company of the sale or other transfer of the shares if such sale or transfer occurs (a) within the two (2) year period after the Enrollment Date (date the option is granted) of the Offering Period with respect to which such shares were acquired or (b) within the twelve (12) month period after the Exercise Date of the Offering Period with respect to with such shares were acquired.